Exhibit 107
CALCULATION OF FILING FEE TABLES
Schedule 13E
-3
(Form Type)
Endeavor Group Holdings, Inc.
Endeavor Operating Company, LLC
Endeavor Manager, LLC
Endeavor Executive Holdco, LLC
Endeavor Executive II Holdco, LLC
Endeavor Executive PIU Holdco, LLC
Silver Lake West Holdco, L.P.
Silver Lake West Holdco II, L.P.
Silver Lake West Voteco, L.L.C.
Wildcat EGH Holdco, L.P.
Wildcat OpCo Holdco, L.P.
Wildcat PubCo Merger Sub, Inc.
Wildcat OpCo Merger Sub, L.L.C.
Wildcat Manager Merger Sub L.L.C.
SLP Wildcat Aggregator GP, L.L.C.
Silver Lake Partners VI, L.P.
Silver Lake Partners VII, L.P.
SL
SPV-4,
L.P.
Silver Lake Technology Associates VI, L.P.
Silver Lake Technology Associates VII, L.P.
SLTA
SPV-4,
L.P.
SLTA VI (GP), L.L.C.
SLTA VII (GP), L.L.C.
SLTA
SPV-4
(GP), L.L.C.
Silver Lake Group, L.L.C.
Ariel Emanuel
Patrick Whitesell
(Exact Name of Registrant and Name of Person Filing Statement)
Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction		Fee Rate	Amount of Filing Fee
Fees to be Paid	$2,919,326	(1)(2)	0.00015310	$446.95	(3)
Fees Previously Paid	$7,249,950,502		0.00014760	$1,070,092.69	(5)

Total Transaction Valuation	$7,252,869,828	(1)(4)
Total Fees Due for Filing				$1,070,539.64	(5)
Total Fees Previously Paid				$1,070,092.69
Total Fee Offsets				$1,070,539.64	(5)

Net Fee Due				$—
Capitalized terms used below but not defined herein shall have the meanings ass ign
ed to such terms in the accompanying preliminary information statement filed by Endeavor Group Holdings, Inc. (the “Company”) of which this Exhibit 107 is a part.

(1)
Aggregate number of securities to which transaction applies: As of the close of business on September 30, 2024, the maximum number of securities of the Company to which this transaction applies is estimated to be 267,603,711, an increase in the estimated maximum number of securities of the Company to which this transaction applies of an additional 72,562 securities from the June 30, 2024 estimate, which consists of:

(a)
215,887,997 (an increase of 1,262,246 from June 30, 2024) issued and outstanding shares of Class A common stock, par value $0.00001 per shares, of the Company (“Company Class A Common Stock”) entitled to receive the per share merger consideration of $27.50 (which excludes any Rollover Shares and Excluded Shares);

(b)
26,645,258 (a decrease of 277,928 from June 30, 2024) issued and outstanding common units (“OpCo Membership Interests”) of Endeavor Operating Company, LLC (“OpCo”) entitled to receive the per unit merger consideration of $27.50 minus any amounts that are distributed with respect to an OpCo Membership Interest in respect of the distributions contemplated by the restructuring transactions (“OpCo Merger Consideration”) (which excludes any Rollover Units and Excluded OpCo Membership Interests);

(c)
724,465 (no change from June 30, 2024) issued and outstanding profits units (“OpCo Profits Unit”) of OpCo entitled to receive the per unit merger consideration of the OpCo Merger Consideration less the “strike price” of such OpCo Profits Unit (which excludes any Rollover Units);

(d)
20,139,974 (a decrease of 911,741 from June 30, 2024) issued and outstanding common units (“Manager Membership Interest”) of Endeavor Manager, LLC (“Manager”) entitled to receive the per unit merger consideration of $27.50 (which excludes any Excluded Manager Membership Interests);

(e)
91,973 (an increase of 52,253 from June 30, 2024) shares of Company Class A Common Stock underlying outstanding Vested Company RSUs and Vested Company PSUs, which are entitled to receive the per share merger consideration of $27.50;

(f)
3,619,337 (a decrease of 36,330 from June 30, 2024) shares of Company Class A Common Stock underlying outstanding Vested Company Options to purchase shares of Company Class A Common Stock, which are entitled to receive the per share merger consideration of $27.50 minus the applicable exercise price; and

(g)
494,707 (a decrease of 15,938 from June 30, 2024) issued and outstanding phantom units of the Company (“Phantom Unit”) entitled to receive the per unit merger consideration of $27.50 less any Deferred Phantom Unit Payment.

As of the close of business on September 30, 2024, there were 8,269,168 (a decrease of 225,703 from June 30, 2024) shares of Company Class A Common Stock underlying outstanding Unvested Company RSUs, 947,708 (a decrease of 54,448 from June 30, 2024) shares of Company Class A Common Stock underlying outstanding Unvested Company PSUs and 399,508 (no change from June 30, 2024) shares of Company Class A Common Stock underlying outstanding Unvested Company Options. Pursuant to the Merger Agreement, the treatment of each Unvested Company RSU will be determined by the Executive Committee prior to the Effective Time or, if not determined prior to the Effective Time, by the administrator of the Company Stock Plan as soon as reasonably practicable following the Effective Time. As of the close of business on September 30, 2024, the Company estimated that the Unvested Company RSUs will not vest prior to the Effective Time and has excluded the Unvested Company RSUs from the maximum number of shares of the Company’s securities to which this transaction applies in the table above. Pursuant to the Merger Agreement, each Unvested Company PSU will, at the Effective Time, automatically be cancelled and no payment will be made with respect thereto, therefore the Company has excluded the Unvested Company PSUs from the maximum number of shares of the Company’s securities to which this transaction applies in the table above. Pursuant to the Merger Agreement, each Unvested Company Option has an exercise price in excess of $27.50 and will therefore be cancelled for no consideration in accordance with the Merger Agreement, therefore the Company has excluded the Unvested Company Options from the maximum number of shares of the Company’s securities to which this transaction applies in the table above.

(2)
In accordance with Rule
0-11
under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposed maximum aggregate value of the transaction estimated solely for the purposes of calculating the filing fee was calculated, as of September 30, 2024, based on the sum of:

(a)	the product of 1,262,246 shares of Company Class A Common Stock and the per share merger consideration of $27.50; minus

(b)
the product of 277,928 units of OpCo Membership Interest and $27.50 (which is the difference between the per unit merger consideration of $27.50 and the amount to be distributed with respect to each OpCo Membership Interest of $0.00); minus

(c)
the product of 0 units of OpCo Profits Unit Interest and approximately $6.27 (which is the per unit merger consideration of $27.50 less the amount to be distributed with respect to each OpCo Membership Interest of $0.00 and less the weighted average strike price of approximately $21.23 per unit); minus

(d)	the product of 911,741 units of Manager Membership Interest and the per unit merger consideration of $27.50; plus

(e)	the product of 52,253 shares of Company Class A Common Stock underlying outstanding Vested Company RSUs and Vested Company PSUs and the per share merger consideration of $27.50; minus

(f)
the product of 36,330 shares of Company Class A Common Stock underlying outstanding Vested Company Options and approximately $2.39 (which is the difference between the per share merger consideration of $27.50 and the weighted average exercise price of approximately $25.11 per share); and minus

(g)	the product of 15,938 units of Phantom Units and $27.50 (which is the difference between the per unit merger consideration of $27.50 and the Deferred Phantom Unit Payment of $0.00 per unit).

(3)	In accordance with Section 14(g) of the Exchange Act and Rule 0-11 under the Exchange Act, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.00015310.

(4)
In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposed maximum aggregate value of the transaction estimated solely for the purposes of calculating the filing fee was calculated, as of September 30, 2024, based on the sum of:

(a)	the product of 215,887,997 shares of Company Class A Common Stock and the per share merger consideration of $27.50;

(b)
the product of 26,645,258 units of OpCo Membership Interest and $27.50 (which is the difference between the per unit merger consideration of $27.50 and the amount to be distributed with respect to each OpCo Membership Interest of $0.00);

(c)
the product of 724,465 units of OpCo Profits Unit Interest and approximately $6.27 (which is the per unit merger consideration of $27.50 less the amount to be distributed with respect to each OpCo Membership Interest of $0.00 and less the weighted average strike price of approximately $21.23 per unit);

(d)	the product of 20,139,974 units of Manager Membership Interest and the per unit merger consideration of $27.50;

(e)	the product of 91,973 shares of Company Class A Common Stock underlying outstanding Vested Company RSUs and Vested Company PSUs and the per share merger consideration of $27.50;

(f)
the product of 3,619,337 shares of Company Class A Common Stock underlying outstanding Vested Company Options and approximately $2.39 (which is the difference between the per share merger consideration of $27.50 and the weighted average exercise price of approximately $25.11 per share); and

(g)	the product of 494,707 units of Phantom Units and $27.50 (which is the difference between the per unit merger consideration of $27.50 and the Deferred Phantom Unit Payment of $0.00 per unit).

(5)
Endeavor Group Holdings, Inc. previously paid (i) $1,070,092.69 upon the filing of its preliminary information statement on Schedule 14C on August 5, 2024 and (ii) $446.95 upon the filing of its amended preliminary information statement on Schedule 14C on October 11, 2024, in connection with the transaction reported hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claim	Fee Paid with Fee Offset Source
Fee Offset Claims		Schedule 14C	001-40373	August 5, 2024		$1,070,092.69
		Schedule 14C	001-40373	October 11, 2024		$446.95

Fee Offset Sources	Endeavor Group Holdings, Inc.	Schedule 14C			August 5, 2024		$1,070,092.69	(5)

	Endeavor Group Holdings, Inc.	Schedule 14C		October 11, 2024			$446.95	(5)